GOVERNMENT OF THE PRINCIPALITY OF LIECHTENSTEIN




                                  CONFIRMATION
                                  ------------


         We confirm that the government of the Principality of Liechtenstein at its sitting on 27 June 1995 granted the International Lottery in

         Liechtenstein Foundation i.Cr.* consent to operate a lottery on

         Internet.


         Vaduz, 21 June 1995
         RA 95/2231

                               GOVERNMENT OF TIlE
                          PRINCIPALITY OF LIECHTENSTEIN

                                   (signature)

                   (stamp of the Government of Liechtenstein)







           (*Translator's note: in the process of foundation.)


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Translation




                 GOVERNMENT OF THE PRINCIPALITY OF LIECHTENSTEIN




                                  CONFIRMATION
                                  ------------

         We hereby confirm that in its session of 18 February 1997, the

         Government of the Principality of Liechtenstein has authorised the agreement regarding the collaboration between the Foundation for the

         International Federation of the Red Cross and Red Crescent Societies

         and the International Lottery Foundation in Liechtenstein, concluded on

         13 January 1997 in Geneva, together with the associated amendments in respect of approval.



         Vaduz, 18 February 1997
         RA 97/401


                                [Official Stamp]




                                    [signed]

                 GOVERNMENT OF THE PRINCIPALITY OF LIECHTENSTEIN

                 GOVERNMENT OF THE PRINCIPALITY OF LIECHTENSTEIN




                                                    The International Lottery in
                                                    Liechtenstein Foundation
                                                    Meierhofstrasse 5
                                                    9490 Vaduz




                                                    Vaduz, Juli 8,1998
                                                    RA 98/1648-7400



Confirmation concerning the participation in the Lottery by means of telephone and tickets.


Ladies and Gentlemen

The Government, in its meeting dated July 7,1998, decided as follows:

The Government confirms that the permission granted to the International Lottery in Liechtenstein Foundation to operate a lottery on the Internet also includes entries for the lottery to be sold by telephone or by printed ticket, delivered personally or by machine, or by any other means. Players from any place in the world can take part in the lottery. However, on the grounding of the bilateral relationship between the two countries, Switzerland is excluded.

Sincerely Yours

                                Government of the
                          Principality of Liechtenstein


                            signature of Mario Frick
                                 Prime Minister